As filed with the Securities and Exchange Commission on June 22, 2006
                                                                     Registration No. 333 - _____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GREEN MOUNTAIN COFFEE ROASTERS, INC.
(Exact name of registrant as specified in its charter)

Delaware                       03-0339228
(State or other jurisdiction of incorporation) (I.R.S. Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676
(Address of Principal Executive Offices)

KEURIG, INCORPORATED FIFTH AMENDED AND RESTATED 1995 STOCK OPTION PLAN
KEURIG INCORPORATED 2005 STOCK OPTION PLAN
(Full titles of the plans)

Robert P. Stiller
Green Mountain Coffee Roasters, Inc.
33 Coffee Lane
Waterbury, Vermont 05676
(Name and address of agent for service)

(802) 244-5621
(Telephone number, including area code, of agent for service)

Copy to:
Jane D. Goldstein, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Telephone: (617) 951-7431
Facsimile: (617) 951-7050

Title of securities to be registered		Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Keurig, Incorporated Fifth Amended and Restated 1995 Stock Option Plan	Common Stock, par value $0.10 per share	102,734	$10.02	(1)	$916,522.46	(2)	98.07
Keurig, Incorporated 2005 Stock Option Plan	Common Stock, par value $0.10 per share	110,413	$29.64	(3)	$2,493,503.35	(4)	266.80

(1) The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 102,734 shares to be registered under the Keurig, Incorporated Fifth Amended and Restated 1995 Stock Option Plan, 86,162 are subject to options at an exercise price of $8.71 per share and 16,572 are subject to options at an exercise price of $10.02 per share.

(2) The maximum aggregate offering price for the Keurig, Incorporated Fifth Amended and Restated 1995 Stock Option Plan consists of $750,471.02 payable in respect of 86,162 shares subject to options at an exercise price of $8.71 per share and $166,051.44 payable in respect of 16,572 shares subject to options at an exercise price of $10.02 per share. The aggregate offering price and fee are computed on the basis of the actual prices at which the options may be exercised in accordance with Rule 457(h)(1) under the Securities Act of 1933.

(3) The offering price for shares subject to options on the date hereof is the actual exercise price of such options. Of the 110,413 shares to be registered under the Keurig, Incorporated 2005 Stock Option Plan, 47,021 are subject to options at an exercise price of $13.07 per share and 63,392 are subject to options at an exercise price of $29.64 per share.

(4) The maximum aggregate offering price for the Keurig, Incorporated 2005 Stock Option Plan consists of $614,564.47 payable in respect of 47,021 shares subject to options at an exercise price of $13.07 per share and $1,878,938.88 payable in respect of 63,392 shares subject to options at an exercise price of $29.64 per share. The aggregate offering price and fee are computed on the basis of the actual prices at which the options may be exercised in accordance with Rule 457(h)(1) under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

(A) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 24, 2005, as amended on March 30, 2006;

(B) The Registrant's Quarterly Reports on Form 10-Q for the sixteen weeks ended January 14, 2006 and the twelve weeks ended April 8, 2006;

(C) The Registrant's Current Reports on Form 8-K filed on November 21, 2005, December 8, 2005, March 27, 2006, May 3, 2006, and June 20, 2006.

(D) The description of the Registrant's Common Stock contained in the section entitled "Description of Capital Stock" of the Registrant's Registration Statement on Form SB-2 filed on July 28, 1993 and declared effective on September 21, 1993 (File No. 33-66646) (which is incorporated by reference to Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-22398), dated September 10, 1993, filed pursuant to Section 12 of the Exchange Act).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated herein by reference from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which relates to unlawful payment of dividends and unlawful stock purchases and redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145 of the Delaware General Corporation Law.

The Registrant's Certificate of Incorporation and Bylaws state that the Registrant shall indemnify its officers, directors, and employees, and may indemnify its agents, to the full extent permitted by the laws of the State of Delaware. The Registrant currently maintains an officers' and directors' liability insurance policy which covers, subject to the exclusions and limitations of the policy, officers and directors of the Registrant against certain liabilities which may be incurred by them solely in such capacities.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit No. Description

4.1     Keurig, Incorporated Fifth Amended and Restated 1995 Stock Option Plan
4.2     Keurig, Incorporated 2005 Stock Option Plan
5        Opinion of Ropes & Gray LLP
23.1   Consent of PricewaterhouseCoopers LLP
23.2   Consent of Ropes & Gray LLP (contained in Exhibit 5)
23.3   Consent of Ernst & Young LLP
24      Powers of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That paragraphs (a)1(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Waterbury, State of Vermont, on June 22, 2006.

                                                                                                GREEN MOUNTAIN COFFEE ROASTERS, INC.
                                                                          By: /s/ Frances G. Rathke
                                                                          Frances G. Rathke
                                                                          Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Green Mountain Coffee Roasters, Inc., hereby severally constitute and appoint Robert P. Stiller and Frances G. Rathke and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Green Mountain Coffee Roasters, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
./s/ Robert P. Stiller ROBERT P. STILLER	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 22, 2006

_/s/_Frances G. Rathke FRANCES G. RATHKE	Chief Financial Officer, Treasurer, Secretary (Principal Financial and Accounting Officer)	June 22, 2006

/s/ Kathryn S. Brooks KATHRYN S. BROOKS	Vice President of Human Resources and Organizational Development and Director	June 20, 2006

_/s/ Barbara Carlini BARBARA CARLINI	Director	June 21, 2006

. WILLIAM D. DAVIS	Director

_/s/ Jules A. del Vecchio JULES A. DEL VECCHIO	Director	June 20, 2006

_/s/ Hinda Miller HINDA MILLER	Director	June 20, 2006

_/s/ David E. Moran DAVID E. MORAN	Director	June 21, 2006

EXHIBIT INDEX

Exhibit No. Description

4.1     Keurig, Incorporated Fifth Amended and Restated 1995 Stock Option Plan
4.2     Keurig, Incorporated 2005 Stock Option Plan
5        Opinion of Ropes & Gray LLP
23.1   Consent of PricewaterhouseCoopers LLP
23.2   Consent of Ropes & Gray LLP (contained in Exhibit 5)
23.3   Consent of Ernst & Young LLP
24      Powers of Attorney (included on the signature page of this Registration Statement)